UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: February 5, 2010
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices) (Zip Code)

(503) 727-4100

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2010, the Company filed an amendment to its Restated Articles of Incorporation with the Oregon Secretary of State. The amendment, which became effective upon filing, includes a Certificate of Designations that fixes the designations, preferences, limitations and relative rights of 189,750 shares of the Company’s Series B Common Stock Equivalent preferred stock.  Fractional interests (1/100th) in each share of the Series B Common Stock Equivalent are represented by 18,975,000 depositary shares.  The amendment provides that if the Company’s shareholders approve an amendment to the Company’s Restated Articles of Incorporation to increase the authorized shares of common stock in an amount sufficient to permit the full conversion of the Series B Common Stock Equivalent into common stock, the Series B Common Stock Equivalent will automatically convert into shares of the Company’s common stock at a conversion rate, subject to adjustment, of 100 shares of common stock for each share of Series B Common Stock Equivalent.  All shares of Common Stock Equivalent will cease to exist upon such conversion. Our board of directors may not declare or pay any dividend or make any distribution (including regular quarterly dividends) in respect of our common stock, unless it declares and pays to the holders of the Series B Common Stock Equivalent, at the same time and on the same terms as holders of our common stock, a corresponding dividend based on the number of shares into which the Series B Common Stock Equivalent is then convertible. If we fail to obtain stockholder approval for the amendment described above by August 15, 2010, thereafter, non-cumulative cash dividends will be payable on the Series Common Stock Equivalent in an amount equal to the greater of (i) the annualized dividend yield on our common stock and (ii) a per annum rate of 15%. The Series B Common Stock Equivalent is not redeemable; ranks senior to our common stock and equal to our Fixed Rate Cumulative Perpetual Preferred Stock, Series A; and has a liquidation amount equal to $1,100 per share.   Holders of the Series B Common Stock Equivalent will be entitled to vote on an as-converted basis, together with holders of our common stock, on all matters upon which the holders of common stock are entitled to vote, except on the amendment to increase the number of authorized shares of our common stock. Holders of the Series B Common Stock Equivalent will have certain additional voting rights in the case of certain dividend arrearages and other corporate actions affecting the Series B Common Stock Equivalent. The Certificate of Designations is incorporated by reference herein.

Item 8.01      Other Events

On February 9, 2010, the Company issued a press release announcing the closing of its previously announced underwritten public offerings.  A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
	3.1	Certificate of Designations for the Series B Common Stock Equivalent preferred stock (incorporated by reference to Exhibit 3.1 to Form 8-K filed February 5, 2010)
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION (Registrant)
Dated: February 11, 2010	By:/s/ Kenneth E. Roberts Kenneth E. Roberts Assistant Secretary